Exhibit 99.1

CHINA TELETECH LIMITED
Consolidated Financial Statements
December 31, 2011 and 2010
(Stated in US Dollars)

China Teletech Limited

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
China Teletech Limited

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of China Teletech Limited (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of China Teletech Limited's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Teletech Limited as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

San Mateo, California	Samuel H. Wong & Co., LLP
March 21, 2012	Certified Public Accountants

China Teletech Limited
Consolidated Balance Sheets
As of December 31, 2011 and 2010
 (Stated in US Dollars)

ASSETS	Notes	12/31/2011	12/31/2010
Current Assets
Cash and Cash Equivalents	2D	$1,714,241	$907,959
Other Receivable	3	158,091	152,182
Related Party Receivable		69,080	-
Inventories	2F	139,488	151,245
Prepaid Expenses		128,773	132,430
Total Current Assets		2,209,673	1,343,816

Non-Current Assets
Property, Plant & Equipment, net	2H,4	-	638
Other Assets		9,057	258

TOTAL ASSETS		$2,218,730	$1,344,712

LIABILITIES
Current Liabilities
Accounts Payable		$721	$686
Taxes Payable		504,519	297,246
Other Payable		5,802	5,585
Related Parties Payable	5	276,782	173,701
Accrued Liabilities		16,362	40,000
Total Current Liabilities		804,186	517,218

TOTAL LIABILITIES		$804,186	$517,218

STOCKHOLDERS' EQUITY
Registered Capital		$10	$10
Additional Paid in Capital		1,410,246	1,410,246
Statutory Reserve	2I,6	-	-
Retained Earnings		(191,040)	(732,831)
Accumulated Other Comprehensive Income	2J	195,328	150,069
TOTAL STOCKHOLDERS' EQUITY		1,414,544	827,494

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$2,218,730	$1,344,712

See Notes to Consolidated Financial Statements and Accountant's Report

China Teletech Limited
Consolidated Statements of Operations
For the years ended December 31, 2011 and 2010
 (Stated in US Dollars)

	Notes	12/31/2011	12/31/2010
Revenues
Sales	2K	$19,647,888	$14,655,224
Cost of Sales	2L	18,564,973	14,136,735
Gross Profit		1,082,915	518,489

Operating Expenses
Selling Expenses	2M	36,116	40,031
General & Administrative Expenses	2N	284,329	296,545
Total Operating Expense		320,445	336,576

Operating Income/(Loss)		762,470	181,913

Other Income (Expenses)
Bad Debt Recovery		-	75,622
Other Income		3,268	40
Other Expenses		(31,439)	(11,681)
Interest Income		14	11
Interest Expense		(164)	-
Total Other Income/(Expenses)		(28,321)	63,992

Earnings before Tax		734,149	245,905

Income Tax	2Q	(192,358)	(62,794)

Net Income		541,791	183,111

Net Income		541,791	183,111
Foreign Currency Translation Adjustment		45,259	30,268
Other Comprehensive Income		$587,050	$213,379

Earnings per share
Basic	$53,852.60	$18,311.10
Diluted	$53,852.60	$18,311.10

Weighted average shares outstanding
Basic	10	10
Diluted	10	10

See Notes to Consolidated Financial Statements and Accountant's Report

China Teletech Limited
Consolidated Statements of Changes in Stockholders’ Equity
As of December 31, 2011 and 2010
 (Stated in US Dollars)

						Accumulated
	Number		Additional			Other
	of	Registered	Paid in	Statutory	Retained	Comprehensive
	Shares	Capital	Capital	Reserve	Earnings	Income	Total
Balance at January 1, 2010	10	$10	$1,410,246	$-	$(915,942)	$119,801	$614,115
Net Income	-	-	-	-	183,111	-	183,111
Foreign Currency Translation Adjustment	-	-	-	-	-	30,268	30,268
Balance at December 31, 2010	10	$10	$1,410,246	$-	$(732,831)	$150,069	$827,494

Balance at January 1, 2011	10	$10	$1,410,246	$-	$(732,831)	$150,069	$827,494
Net Income	-	-	-	-	541,791	-	541,791
Foreign Currency Translation Adjustment	-	-	-	-	-	45,259	45,259
Balance at December 31, 2011	10	$10	$1,410,246	$-	$(191,040)	$195,328	$1,414,544

See Notes to Consolidated Financial Statements and Accountant's Report

China Teletech Limited
Consolidated Statements of Cash Flows
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

	12/31/2011	12/31/2010
Cash Flows from Operating Activities
Net Income	$541,791	$183,111
Depreciation	-	4,227
Loss on disposal of Property, Plant and Equipment	638	11,794
Decrease/(Increase) in Other Receivables	(5,909)	8,780
Decrease/(Increase) in Related Party Receivables	(69,080)	-
Decrease/(Increase) in Inventories	11,757	101,873
Decrease/(Increase) in Advance to Suppliers	-	117,007
Decrease/(Increase) in Prepaid Expenses	3,657	(8,753)
Increase/(Decrease) in Accounts Payable	35	(1,430)
Increase/(Decrease) in Taxes Payable	207,273	72,049
Increase/(Decrease) in Other Payables	217	(81,139)
Increase/(Decrease) in Related Parties Payables	103,081	120,815
Increase/(Decrease) in Accrued Liabilities	(23,638)	-
Cash Sourced/(Used) in Operating Activities	769,822	528,334

Cash Flows from Investing Activities
Proceeds from Sale of Short-term Investment	-	-
Proceeds on Disposition of Property, Plant and Equipment	-	11,867
Purchases of Other Assets	(8,799)	-
Cash Used/(Sourced) in Investing Activities	(8,799)	11,867

Cash Flows from Financing Activities
Cash Used/(Sourced) in Financing Activities	-	-

Net Increase/(Decrease) in Cash & Cash Equivalents for the Period	761,023	540,201
Effect of Other Comprehensive Income	45,259	30,268
Cash & Cash Equivalents at Beginning of Period	907,959	337,490

Cash & Cash Equivalents at End of Period	$1,714,241	$907,959

See Notes to Consolidated Financial Statements and Accountant's Report

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

1.	The Company and Principal Business Activities

Organizational Structure

China Teletech Limited (“CTL”), formerly “Sierra Vista Group Limited,” is a British Virgin Islands Company, incorporated on January 30, 2008 under the British Virgin Islands Business Companies Act, 2004.  CTL was formed for the purpose of providing a group structure to enhance the viable capacity as discussed below of a variable interest entity and a wholly owned subsidiary located in the People’s Republic of China (“PRC”); namely, (a) Shenzhen Rongxin Investment Co., Ltd. (“Shenzhen Rongxin”) and (b) Guangzhou Rongxin Science and Technology Limited (“Guangzhou Rongxin”, formerly known as Guangzhou Yueshen Taiyang Network and Technology Co., Ltd.). respectively, and to undergo a reverse merger transaction with China Teletech Limited (the “Company”) , formerly “Stream Horizon Studios, Inc.”, which may include an equity financing in the near future. CTL’s primary business operations are conducted through Shenzhen Rongxin and Guangzhou Rongxin. Pursuant to a share transfer agreement, CTL purchased 100% of the shares of Guangzhou Rongxin for a price of RMB 800,000.  The share purchase was approved by the Guangzhou government in PRC on September 8, 2010.

Share Exchange Agreement

The Company was incorporated under the laws of the Province of British Columbia, Canada on October 1, 2001.  The Company was formerly a subsidiary of Wavelit, Inc., a Nevada corporation. The Compnay will be spun off from its parent to the shareholders of Wavelit, Inc where the shareholders of Wavelit, Inc. will receive an aggregate of 8,750,000 common shares. The Compnay is in the process of submitting a Form S-1 to register the securities that it will issue in this transaction. Concurrently, the Company is applying to have its common shares independently quoted on the Over the Counter Bulletin Board Market in the United States of America.

Upon declaration of effectiveness by the US Securities and Exchange Commission of the Form S-1, the Company will enter into reverse merger transaction via a share exchange agreement with CTL.  Under the terms of the share exchange agreement, the Company will issue an aggregate of 241,250,000 shares of common stock to the shareholders of CTL for 100% of the outstanding stock of CTL.

As the share exchange transaction between CTL and the Company has not been completed as at December 31, 2011, no recapitalization of CTL has occurred.

Variable Interest Entity Agreement

CTL entered into three contractual agreements that for accounting purposes will be collectively known as the variable interest entity (“VIE”) agreement, with Mr. Liu Dong and Mr. Zhao Yuan who beneficially own Shenzhen Rongxin 51% and 49%, respectively.  The VIE agreement entitles CTL to 100% of the future earnings and losses of Shenzhen Rongxin.  CTL accounted for the VIE agreement, in accordance to ASC 810-10, by consolidating Shenzhen Rongxin as a wholly owned subsidiary because CTL has the authority to (1) direct the operations of the Shenzhen Rongxin, (2) provide financial support for Shenzhen Rongxin, and (3) CTL is primary beneficiary of the results of operations of Shenzhen Rongxin.  The significant terms of the VIE agreement are detailed by each contract below:

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

I.      Exclusive Option Agreement

CTL, or parties designated by CTL, has been granted the irrevocable right to purchase all or part of the ownership interest of Shenzhen Rongxin at any time when the Exclusive Option Agreement is in effect.  The purchase price for all of the ownership interest of Shenzhen Rongxin is RMB$10,000,000 or 80% of the appraised value of Shenzhen Rongxin, subject to PRC laws at the time of exercising the option.   If CTL chooses to purchase part of the ownership interest, the purchase price will be 80% of the appraised value of Shenzhen Rongxin.  Mr. Liu Dong and Mr. Zhao Yuan cannot dispose, assign or mortgage Shenzhen Rongxin’s assets or operations, increase or decrease the registered capital of Shenzhen Rongxin, change the members of the board of directors, distribute dividends, and alter the articles and ownership of Shenzhen Rongxin, without the expressed written consent of CTL.

These rights are exclusively granted to CTL and are not transferable without expressed written consent by Mr. Liu Dong and Mr. Zhao Yuan.

This agreement remains in effect for CTL, Mr. Liu Dong and Mr. Zhao Yuan  and their successors if their rights are assigned, unless this agreement is unanimously terminated by all aforementioned parties.

II.    Shareholders' Voting Agreement

Mr. Liu Dong and Mr. Zhao Yuan have agreed to attend and vote at any shareholder meeting of Shenzhen Rongxin or otherwise exercise all voting power in accordance with the direction of CTL.

III.   Shares Pledge Agreement

Shenzhen Rongxin intended to sell all of its stock to CTL; however, before such transactions could be realized under PRC laws, in order to protect the interest of the shareholders of CTL, Mr. Liu Dong and Mr. Zhao Yuan have pledged all their ownership of Shenzhen Rongxin to CTL.  In the event that there was a significant decline in value and the interest of the shareholders of CTL was undermined, CTL could sell all the stock of Shenzhen Rongxin at its discretion.

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

Business

Shenzhen Rongxin’s primary business is the wholesale and distribution of mineral water as well as trading of wine.  Shenzhen Rongxin is the exclusive supplier of Tibet Glacial 5100 spring water to the Guangdong Province of PRC, which currently has a population of approximately 110 million people.

Guangzhou Rongxin is principally engaged in the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones, and cellular phone accessories in Guangzhou in the PRC.  Guangzhou Rongxin sells to wholesalers, retailers, and end users.

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

CTL maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by CTL conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(B)	Consolidation

The consolidated financial statements include all the accounts of CTL acted as variable interest entity of Shenzhen Rongxin, and its wholly owned subsidiary, Guangzhou Rongxin.  Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

As of December 31, 2011, the detailed identities of the operating wholly owned subsidiary and variable interest entity are as follows:-

Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
Shenzhen Rongxin	11/21/1996	PRC	100%	RMB 10,000,000
Guangzhou Rongxin	4/19/2004	PRC	100%	HKD 1,700,000

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

(C)	Use of Estimates

In the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

(D)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

(E)	Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

(F)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(G)	Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of goods. The advances to suppliers are interest free and unsecured.

(H)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Property, plant, and equipment are depreciated using the straight-line method over their estimated useful life with a 10% salvage value.  Their useful lives are as follows:

Fixed Assets Classification	Useful Lives
Office Equipment	3 Years
Furniture & Fixture	3 Years
Motor Vehicles	10 Years

(I)	Statutory Reserve

Statutory reserve refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operation. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equaling 50% of the enterprise’s capital.

(J)	Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

☐	●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
☐	●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

☐	●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2011 and 2010, the Company did not identify any assets and liabilities that were required to be presented on the balance sheet at fair value.

(K)	Comprehensive Income

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars ("USD" or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income".

Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive income for the years ended December 31, 2011 and 2010 included net income and foreign currency translation adjustments.

(L)	Recognition of Revenue

Guangzhou Rongxin establishes retail outlets in Guangzhou city for the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessories.  The customers include other retailers, wholesalers, Airtime on the rechargeable phone cards is provided by the respective wireless carriers.  CTL is not responsible for the delivery and unutilized portion of airtime minutes.

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

With reference to ASC 605-45-45, Guangzhou Rongxin has recorded the revenue from the sale of its products on a gross basis.  It purchases its inventory from different suppliers and most of them require prepayment before delivery of goods.  It is responsible for damaged, lost or stolen inventory.  Depending on the selection of suppliers, volume of purchases, and the intensity of market competition, the profit margin will vary.

In terms of the timing of recognizing revenue, it is recognized on the transfer of risk and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the titles have been passed at the retail outlets.  Prepayments by customers for phone cards, subway tickets and cellular phone are rare but if any are presented as customer deposits.  Guangzhou Rongxin is not responsible for tracking usage of the airtime or dollar value stored on the phone cards and subway tickets.  These are the responsibilities of the wireless and subway carriers.  Therefore, the earnings process of Guangzhou Rongxin is complete upon delivery of the products to its customers.

Shenzhen Rongxin establishes network in Guangdong Province for the resale of Tibet 5100 mineral water products. Revenue from the sale of mineral water is recognized when goods are delivered to customers or loaded on customers’ pick-up trucks and the titles have been passed.

Neither Guangzhou Rongxin nor Shenzhen Rongxin has any refund policies for the return of goods.

(M)	Cost of Sales

Guangzhou Rongxin’s cost of sales is primarily comprised of cost of goods sold, namely the costs phone and subway card sold.  Freight cost is none or minimal because CTL usually picks up purchases from the suppliers and delivers them to the customers directly at the retail outlets.

Shenzhen Rongxin’s cost of sales consists of cost of mineral water and wine.  Freight cost is none or minimal because the suppliers do not charge freight and the customers for water and wine products pick up the goods themselves.

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

(N)	Selling Expenses

Selling expenses include salaries of the sales force, client entertainment, commissions, advertising, and office rental expenses.

(O)	General & Administrative Expenses

General and administrative expenses are comprised of executive compensation, general overhead such as the finance department and administrative staff costs, depreciation, travel and lodging, meals and entertainment and utilities.

(P)	Advertising Expenses

Costs related to advertising and promotion expenditures are expensed as incurred during the year.  Advertising costs are charged to selling expenses.

(Q)	Retirement Benefits

Full-time employees of CTL are entitled to staff welfare benefits including Medicare, welfare subsidies, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. CTL is required to accrue for these benefits based on certain percentages of the employees’ salaries. Costs related to the retirement benefits are charged to CTL’s statements of operations as incurred.

(R)	Income Tax

CTL uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. In accordance with SFAS No. 109 “Accounting for Income Taxes”, CTL accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before CTL is able to realize their benefits, or that future realization is uncertain.

In respect of CTL and its subsidiaries domiciled and operated in the British Virgin Islands and People’s Republic of China, the taxation of these entities are summarized below:

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

Entities	Countries of Domicile	Income Tax Rate
China Teletech Limited	BVI	0.00%
Shenzhen Rongxin	PRC	25.00%
Guangzhou Rongxin	PRC	25.00%

(S)	Foreign Currency Translation

CTL’s two operating subsidiaries Shenzhen Rongxin and Guangzhou Rongxin maintain their financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of Shenzhen Rongxin and Guangzhou Rongxin, which are prepared using the functional currency, have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	12/31/11	12/31/10
Year end RMB : USD	6.3647	6.6118
Average yearly RMB : USD	6.4735	6.7788

Year end HKD : USD	7.7691	7.7832
Average yearly HKD : USD	7.7850	7.7695

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

(T)	Segment Reporting

FASB ASC Topic 280, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manners in which management disaggregates a company.

(U)	Recent Accounting Pronouncements

In December 2010, FASB issued ASU No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company adopted the disclosure requirements for the business combinations in 2011.

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which is not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

In June 2011, FASB issued ASU 2011-05, Comprehensive Income (ASC Topic 220):  Presentation of Comprehensive Income.  Under the amendments in this update, an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under both options, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. In addition, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented.  The amendments in this update should be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company is currently assessing the effect that the adoption of this pronouncement will have on its financial statements.

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

In September 2011, FASB issued ASU No. 2011-08, Intangibles-Goodwill and Other (ASC Topic 350): Testing Goodwill for Impairment, to simplify how entities test goodwill for impairment. ASU No. 2011-08 allows entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If greater than 50 percent likelihood exists that the fair value is less than the carrying amount then a two-step goodwill impairment test as described in Topic 350 must be performed. The guidance provided by this update becomes effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011. The Company does not intend to adopt this ASU No. 2011-08 before September 15, 2011, and does not expect it to have a material impact on the Company’s consolidated financial position and results of operations.

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

3.	Other Receivable

	12/31/2011	12/31/2010

JinJing Co., Ltd.	$113,124	$108,896
Shenzhen Ziyang Investment Consultant Co., Ltd.	44,967	43,286
	$158,091	$152,182

The amounts receivable from JinJing Co., Ltd. and henzhen Ziyang Investment Consultant Co., Ltd. are unsecured and repayable on demand.   When JinJing Co., Ltd. and Shenzhen Ziyang Investment Consultant Co., Ltd. commence their business and become profitable, CTL is entitled to a share of the profit to be negotiated at that time.

4.	Property, Plant and Equipment

Accumulated
12/31/2011	Cost	Depreciation	Net
Office Equipment	$-	$-	$-
Motor Vehicles	-	-	-
	$-	$-	$-

Accumulated
12/31/2010	Cost	Depreciation	Net
Office Equipment	$12,764	$12,126	$638
Motor Vehicles	-	-	-
	$12,764	$12,126	$638

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

5.	Related Parties Payable

	12/31/2011	12/31/2010

Mr. Liu Dong, shareholder of Shenzhen Rongxin	$40,228	$22,307
Mr. Liu Yong, brother of Mr. Liu Dong	8,421	8,107
Mr. Zhao Yuan, shareholder of Shenzhen Rongxin	48,392	46,583
Ms. Li Yan Kuan, mother-in-law of Zhao Yuan	-	96,704
Guangzhou Global Telecom, Inc., holding company of CTL	179,741	-
	$276,782	$173,701

The outstanding related parties payable do not bear any interest or collateral and are repayable on demand.

6.	Statutory Reserve

In compliance with PRC laws, CTL is required to appropriate a portion of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered capital in the PRC.  CTL had future unfunded commitments, as provided below.

	12/31/2011	12/31/2010

PRC Subsidiaries Registered Capital
Shenzhen Rongxin	$1,206,753	$1,206,753
Guangzhou Rongxin	219,200	153,502

Statutory Reserve Ceiling based on 50% of PRC Registered Capital	712,977	680,128

Less: Retained Earnings appropriated to Statutory Reserve	-	-

Reserve Commitment Outstanding	$712,977	$680,128

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)
7.	Operating Segments

CTL individually tracks the performance of its operating subsidiaries Shenzhen Rongxin and Guangzhou Rongxin. Shenzhen Rongxin’s business activities involve the trading of mineral water and wine. Guangzhou Rongxin is primarily engaged in distribution of prepaid phone cards and subway tickets.

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

The following is a presentation of CTL’s financial position and operation results for its operating entities as of December 31, 2011 and 2010, and for the years then ended.

Financial Position
As of
12/31/2011	Phone Card	Subway Card	Water	Wine	Mobile Phone	Stamp	Total
Current Assets	$717,122	$86,207	$409,544	$974,322	$6,036	$16,442	$2,209,673
Non-Current Assets	58	7	2,661	6,330	-	1	9,057
Total Assets	717,180	86,214	412,205	980,652	6,036	16,443	2,218,730

Current Liabilities	358,332	43,076	115,875	275,671	3,016	8,216	804,186
Non-Current Liabilities	-	-	-	-	-	-	-
Total Liabilities	358,332	43,076	115,875	275,671	3,016	8,216	804,186

Net Assets	358,848	43,138	296,330	704,981	3,020	8,227	1,414,544

Total Liabilities
& Net Assets	$717,180	$86,214	$412,205	$980,652	$6,036	$16,443	$2,218,730

Results of Operations
For the year ended
12/31/2011						Stamp
Revenue	$12,418,749	$408,202	$1,281,778	$5,445,961	$29,708	$63,490	$19,647,888
Cost of Goods sold	12,176,226	379,048	1,043,948	4,880,155	27,667	57,929	18,564,973
Gross Profit	242,523	29,154	237,830	565,806	2,041	5,561	1,082,915

Operating Expenses	71,764	8,627	70,376	167,428	604	1,646	320,445
Operating Profit	170,759	20,527	167,454	398,378	1,437	3,915	762,470

Total Other Expenses	3,810	850	6,937	16,503	60	161	28,321
Earnings before Tax	166,949	19,677	160,517	381,875	1,377	3,754	734,149
Income Tax Expense	43,078	5,179	42,246	100,504	363	988	192,358

Net Income	$123,871	$14,498	$118,271	$281,371	$1,014	$2,766	$541,791

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

Financial Position
As of
12/31/2010	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Current Assets	$635,275	$26,470	$82,594	$598,473	$1,004	$1,343,816
Non-Current Assets	184	7	85	620	-	896
Total Assets	635,459	26,477	82,679	599,093	1,004	1,344,712

Current Liabilities	253,544	10,564	30,087	222,629	394	517,218
Non-Current Liabilities	-	-	-	-	-	-
Total Liabilities	253,544	10,564	30,087	222,629	394	517,218

Net Assets	381,915	15,913	52,592	376,464	610	827,494

Total Liabilities
& Net Assets	$635,459	$26,477	$82,675	$599,097	$1,004	$1,344,712

Results of Operations
For the year ended
12/31/2010	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Revenue	$10,421,763	$434,240	$407,278	$3,376,130	$15,813	$14,655,224
Cost of Goods sold	10,236,416	426,517	367,806	3,090,102	15,894	14,136,735
Gross Profit	185,347	7,723	39,472	286,028	(81)	518,489

Operating Expenses	118,129	4,922	16,423	121,297	183	260,954
Operating Profit	67,218	2,801	23,049	164,731	(264)	257,535

Other Income	11,102	463	7	40	18	11,630
Earnings before Tax	56,116	2,338	23,042	164,691	(282)	245,905
Income Tax Expense	9,619	401	6,398	46,361	15	62,794

Net Income	$46,497	$1,937	$16,644	$118,330	$(297)	$183,111

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

8.           Income Tax

All of CTL’s operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporate income tax rate is 25%.  The provision for income taxes for PRC sourced net income amounted to $192,358 and $62,794 for the year ended December 31, 2011 and 2010, respectively.

Income before taxes consists of the following:

	December 31, 2011	December 31, 2010
Income (loss) before taxes:
BVI	$(38,551)	$(78,983)
PRC	772,700	324,888
Total income before taxes	$734,149	$245,905

Provision for taxes:
Current:
BVI	$-	$-
PRC	192,358	62,794
	192,358	62,794

Deferred:
BVI	-	-
PRC	-	-
	-	-
Total provision for taxes	$192,358	$62,794
Effective tax rate	26.32%	25.54%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Deferred tax assets and liabilities have not been accrued as at December 31, 2011 and 2010 because the accounting bases of assets and liabilities approximate their tax values and because CTL’s tax loss arose from BVI where the income tax rate is nil.

The differences between the PRC income tax rates and CTL's effective tax rate for the year ended December 31, 2011 and 2010 are shown in the following table:

China Teletech Limited
Notes to Consolidated Financial Statements
For the years ended December 31, 2011 and 2010
(Stated in US Dollars)

	December 31, 2011	December 31, 2010
PRC income tax rates	25.00%	25.00%
Adjustments of prior periods	-	-
Effect of deferred income taxes	1.32%	0.54%
Effective tax rate	26.32%	25.54%

9.	Concentration of Risk

Shenzhen Rongxin is subject to supply shortage risk because its purchases of mineral water for resale are sourced from a single vendor, Tibet Glacial Mineral Water Co., Ltd. (“Tibet Glacial”). On January 1, 2009, Shenzhen Rongxin entered into a purchase agreement whereby Tibet Glacial would provide spring water at fixed price until December 31, 2012 and in return, Shenzhen Rongxin needed to consume no less than 140,000 trunks of bottle water per year.

10.           Economic, Political, and Legal Risks

CTL’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the economic, political, legal environment, and foreign currency exchange. CTL’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

11.	Commitments

Guangzhou Rongxin and Shenzhen Rongxin have operating leases for their premises expiring between December 2012 and April 2015.  The minimum lease payments for the next four years are as follows:

2012                      $  68,901
2013                      $  47,243
2014                      $  14,695
2015                      $  14,816

12.           Related Party Transactions

During the year, CTL paid $22,245 (2010 - $21,243) in rent to Liu Dong, the shareholder of Shenzhen Rongxin, for its office space in Shenzhen, PRC.  These transactions are in the normal course of business.